Exhibit 10(m)

ILLINOIS TOOL WORKS INC.
STOCK OPTION AGREEMENT

Illinois Tool Works Inc. (the “Company”) granted to you (the “Participant”) on ____________ (the “Date of Grant”) an option to purchase shares of Stock (the “Option”) pursuant to the terms and conditions set forth in this Stock Option Agreement (the “Option Agreement”). The Option is subject to the terms and conditions of the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan (the “Plan”). By accepting this Agreement, you: (a) acknowledge receipt of, and represent that you have read and are familiar with this Option Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”), (b) accept the Option subject to all of the terms and conditions of this Option Agreement and the Plan and (c) agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Option Agreement or the Plan. Notwithstanding any provision of the Agreement to the contrary, the terms and conditions of other agreements or plans between the Participant and the Participating Company Group that apply to the Option, if any, (the “Superseding Agreement”) shall supersede any inconsistent term or condition set forth in the Agreement to the extent intended by such Superseding Agreement.

1.Definitions.

Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.

2.Tax Status of Option.

This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

3.Administration.

All questions of interpretation concerning this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. The Chief Executive Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein.

4.Exercise of the Option.

4.1Vesting of the Option. The vesting of the Option shall start on (the “Vesting Start Date”). However, except as otherwise provided in this Option Agreement or the Plan, no Option shall vest and become exercisable prior to the first anniversary of the Vesting Start Date. Subject to the terms and conditions in this Option Agreement, 25% of the shares of Stock subject to the Option shall vest and become exercisable on the first anniversary of the Vesting Start Date and on each anniversary thereafter (the “Vested Shares”), through the fourth anniversary of the Vesting Start Date, provided that you remain continuously employed by or in service with a Participating Company from the Date of Grant through the applicable vesting date, except as set forth in Section 4.2 and 4.3.

4.2.Right to Exercise. Except as otherwise provided in this Option Agreement, the Option shall be exercisable on and after the first anniversary of the Vesting Start Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the total number of shares subject to the Option, as adjusted pursuant to Section 9. You must follow the procedures for exercising the Option established by the Company from time to time.

4.3.Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. You must follow the procedures for exercising Options established by the Company from time to time. At the time of exercise, you must pay the Option Price using the payment methods established by the Company for the Options being exercised and any applicable tax withholding (as defined in Section 4.5 below) required to be withheld by the Company or, if different, your employer in connection with the exercise.

4.4.Payment of Exercise Price.

a.Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 4.4(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing to the extent permitted by the Company.

b.Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below.

i. Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

ii.Net-Exercise. A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to you upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) you shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued. Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to you upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.

iii. Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) your tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) your payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by you for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

4.5.Tax Withholding.

a.In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group that arise in connection with the Option. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by you.
b.Withholding in Shares. The Company shall have the right, but not the obligation, to require you to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to you upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable statutory withholding rates (not to exceed the applicable maximum statutory withholding rates). Notwithstanding the foregoing, if you are subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company and/or the Participating Company will satisfy the tax withholding obligations only by withholding shares of Stock to be issued upon exercise of the Option, unless such withholding method is not permissible under applicable law, in which case you may elect to satisfy such tax withholding obligation pursuant to Section 4.5(a) or as otherwise permitted by the Company.

4.6.Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. You are cautioned that the Option may not be exercised unless the foregoing conditions are satisfied. Accordingly, you may not be able to exercise the Option when desired even though the Option is vested. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares. As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.Nontransferability of the Option.

During your lifetime, the Option shall be exercisable only by you or your guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of you or your beneficiary, except transfer by will or by the laws of descent and distribution. Following your death, the Option, to the extent provided in Section 7, may be exercised by your legal representative or any person empowered to do so under your will or applicable laws of descent and distribution.

6.Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business in Chicago, Illinois on the business day immediately prior to the tenth (10th) anniversary of the Date of Grant (the “Option Expiration Date”), (b) the close of business in Chicago, Illinois on the last date for exercising the Option following termination of your Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.Forfeiture of Awards.

7.1.Option Exercisability. The Option shall be subject to such additional vesting and termination upon and after your termination of employment or service with the Company Group, or to the extent you engage in any act that would constitute Cause, to the extent set forth below.

a.Death and Disability. If, prior to the Option Expiration Date, your employment or service with the Participating Company Group terminates by reason of death or Disability, the Option shall be fully vested with respect to all shares of Stock subject to the Option and then outstanding as of the date of death or Disability and shall be exercisable through the Option Expiration Date, subject to Section 6.

b. Retirement. If, prior to the Option Expiration Date, you incur a Retirement, and the Option was granted within a year prior to the Retirement, then 25% of the shares of Stock subject to the Option shall become vested one year after the Date of Grant and the Option shall be forfeited with respect to the remaining 75% of the shares of Stock. If the Option was granted more than a year prior to the Retirement, then 100% of the unvested shares of Stock subject to the Option and then outstanding shall continue to vest in accordance with the vesting schedule as specified under Section 4.1, provided you have executed a restrictive covenant and release of claims in such form as any member of the Company Group may require. In each case the vested portion of the Option is then exercisable not later than the Option Expiration Date, subject to Section 6.

“Retirement” shall be reached when your employment terminates from the Participating Company Group, and at the time of such termination: (i) the sum of your age and years of service as an employee of any member of the Participating Company Group equals or exceeds 70 years, and (ii) you are at least 55 years old and have 5 or more years of service with the Participating Company Group.

c.Termination for Cause. Notwithstanding any other provision of this Option Agreement to the contrary, if your employment or service with the Participating Company Group is terminated for Cause or if, following your termination of employment or service and during any period in which the Option otherwise would remain exercisable, you engage in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately with respect to all shares of Stock subject to the Option, whether vested or unvested, upon such termination of employment or service or act, as permitted by law.

d.Other Termination of Service. If your employment or service with the Participating Company Group terminates for any reason other than death, Disability, Retirement or Cause, (i) the unvested portion of the Option shall terminate and be forfeited immediately, and (ii) any Vested Shares not previously exercised may be exercised by you prior to the earlier of (x) the ninetieth (90th) day after the date on which your employment or service terminates and (y) the Option Expiration Date. If the participant dies during this 90 day period, the exercise period will be extended to the earlier of two (2) years from the date of death or the Option Expiration Date, subject to Section 6.

7.2Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Participant’s employment or service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

8.Effect of Change in Control.

In the event of a Change in Control, the provisions of Section 11 of the 2024 Long- Term Incentive Plan shall control.

9.Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of your rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The Committee in its sole discretion, may also make adjustments in the terms of the Option to reflect such changes in the capital structure of the Company or distributions as it deems appropriate. All adjustments pursuant to this Section shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.Rights as a Stockholder, Director or Employee.

You shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If you are an Employee, you understand and acknowledge that, unless otherwise provided in a separate, written employment agreement between a Participating Company and you, your employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon you any right to continue as an employee or service provider of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate your employment or service as a Director, an Employee or otherwise, as the case may be, at any time.

11.Notice of Sales Upon Disqualifying Disposition.

You shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement.

12.Miscellaneous Provisions.

12.1Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Option or any unexercised portion thereof without your consent unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

12.2Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement. The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.3Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon you and your heirs, executors, administrators, successors and assigns.

12.4Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for you by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address as such party may designate in writing from time to time to the other party.

a.Description of Electronic Delivery and Signature. You hereby agree to accept electronic delivery of the Plan documents, including the Plan, this Option Agreement, the Plan Prospectus, as well as the Company’s annual proxy statement and any reports of the Company which may be provided generally to the Company’s stockholders. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.

b.Consent to Electronic Delivery and Signature. You acknowledge that you have read Section 12.4(a) of this Option Agreement and consent to the electronic delivery of the Plan documents. You agree that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.

12.5Applicable Law. This Option Agreement and the provisions of the Plan are governed by, and subject to, the laws of the State of Illinois, United States of America, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises under this Option Agreement or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois and agree that such litigation shall be conducted exclusively in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois.

12.6Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

12.7Restrictions on Rights. You acknowledge that you are subject to any Company policies regarding stock trading, hedging and pledging shares of Stock or other Company equity securities to the extent applicable to you, including the Company’s Hedging/Anti-Pledging Policy as in effect from time to time. Under that Policy as currently in effect: (i) you are not permitted to purchase or sell options on the Company’s Stock or engage in short sales of the Company’s Stock; and (ii) if you are an executive officer or director, you are not permitted to (A) purchase or sell any financial instrument or otherwise engage in any transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of shares of Stock, or (B) pledge any shares of Stock or other Company equity securities to secure the payment of any obligation or place any such securities in a margin account. For purposes of the Company’s Hedging/Anti-Pledging Policy, an “executive officer” means any officer classified by the Company as a reporting person under Section 16 of the Exchange Act.

12.8Foreign Participants. Notwithstanding any provisions in this Option Agreement, the Option shall be subject to the general terms and conditions set forth in Appendix A for Participants who reside outside the United States, as well as to any country-specific terms and conditions set forth in Appendix B for Participants who reside in any of the countries included in Appendix B. If the Participant relocates outside the United States or between countries included in Appendix B, the additional terms and conditions in Appendices A and B, as applicable, will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this Option Agreement.